                                                                        EX 25(B)

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                                                       ----

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                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

      A NATIONAL BANKING ASSOCIATION                   36-0899825
                                                    (I.R.S. EMPLOYER
                                                 IDENTIFICATION NUMBER)

    ONE FIRST NATIONAL PLAZA, CHICAGO,                 60670-0126
                 ILLINOIS
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                           LINCOLN NATIONAL CAPITAL I
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              TO BE APPLIED FOR
   (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

  C/O LINCOLN NATIONAL CORPORATION                     46802-2706
        200 EAST BERRY STREET                           (ZIP CODE)
         FORT WAYNE, INDIANA
   (ADDRESS OF PRINCIPAL EXECUTIVE
              OFFICES)

                              PREFERRED SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

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

  Item 1. General Information. Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

  The trustee is authorized to exercise corporate trust powers.

  Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

    No such affiliation exists with the trustee.

  Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

    1. A copy of the articles of association of the trustee now in effect.*

    2. A copy of the certificates of authority of the trustee to commence business.*

    3. A copy of the authorization of the trustee to exercise corporate trust powers.*

    4. A copy of the existing by-laws of the trustee.*

    5. Not Applicable.

    6. The consent of the trustee required by Section 321(b) of the Act.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

    8. Not Applicable.

    9. Not Applicable.

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of May, 1996.

                                          The First National Bank of Chicago,
                                          Trustee

                                          By: /s/ R. D. Manella
                                             ----------------------------------
                                             R. D. Manella
                                             Vice President

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*Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                       2
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                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(B) OF THE ACT

                                 MAY 16, 1996

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

  In connection with the qualification of a Declaration of Trust of Lincoln National Capital I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                          Very truly yours,

                                          The First National Bank of Chicago

                                          By: /s/ R. D. Manella
                                             ----------------------------------
                                             R. D. Manella
                                             Vice President

                                   EXHIBIT 7

Legal Title of Bank: The First National Bank of Chicago     Call Date: 12/31/95
Address:             One First National Plaza, Suite 0460
                                                       ST-BK: 17-1630 FFIEC 031
City, State Zip:     Chicago, IL 60670-0460                           Page RC-1
FDIC Certificate No.:0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT
OUTSTANDING OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC--BALANCE SHEET

                                                                 C400
                                    DOLLAR AMOUNTS IN        ------------
                                        THOUSANDS       RCFD BIL MIL THOU  <-
                                   -------------------- ---- ------------ -----
 ASSETS
  1. Cash and balances due from
      depository institutions
      (from Schedule RC-A):
     a. Noninterest-bearing
        balances and currency
        and coin(1).............                        0081   4,003,995   1.a.
     b. Interest-bearing
        balances(2).............                        0071   9,240,284   1.b.
  2. Securities
     a. Held-to-maturity
        securities (from
        Schedule RC-B, column
        A)......................                        1754           0   2.a.
     b. Available-for-sale
        securities (from
        Schedule RC-B, column
        D)......................                        1773     827,134   2.b.
  3. Federal funds sold and
      securities purchased under
      agreements to resell in
      domestic offices of the
      bank and its Edge and
      Agreement subsidiaries,
      and in IBFs:
     a. Federal Funds sold......                        0276   3,287,844   3.a.
     b. Securities purchased
        under agreements to
        resell..................                        0277     612,400   3.b.
  4. Loans and lease financing
      receivables:
     a. Loans and leases, net of
        unearned income (from
        Schedule RC-C)..........   RCFD 2122 16,463,126                    4.a.
     b. LESS: Allowance for loan
        and lease losses........   RCFD 3123    353,777                    4.b.
     c. LESS: Allocated transfer
        risk reserve............   RCFD 3128          0                    4.c.
     d. Loans and leases, net of
        unearned income,
        allowance, and reserve
        (item 4.a minus 4.b and
        4.c)....................                        2125  16,109,349   4.d.
  5. Assets held in trading
      accounts..................                        3545  12,379,396   5.
  6. Premises and fixed assets
      (including capitalized
      leases)...................                        2145     591,753   6.
  7. Other real estate owned
      (from Schedule RC-M)......                        2150       8,796   7.
  8. Investments in
      unconsolidated
      subsidiaries and
      associated companies (from
      Schedule RC-M)............                        2130      40,560   8.
  9. Customers' liability to
      this bank on acceptances
      outstanding...............                        2155     524,918   9.
 10. Intangible assets (from
      Schedule RC-M)............                        2143     101,011  10.
 11. Other assets (from Schedule
      RC-F).....................                        2160   1,633,056  11.
 12. Total assets (sum of items
      1 through 11).............                        2170  49,360,496  12.

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

                                 DOLLAR AMOUNTS IN              BIL MIL
                                     THOUSANDS                    THOU
                                --------------------           ----------
 LIABILITIES
 13. Deposits:
     a. In domestic offices
        (sum of totals of
        columns A and C from
        Schedule RC-E, part
        1)...................                        RCON 2200 15,174,243  13.a.
      (1) Noninterest-
      bearing(1).............   RCON 6631 6,217,164                        13.a.(1)
      (2) Interest-bearing...   RCON 6636 8,957,079                        13.a.(2)
     b. In foreign offices,
        Edge and Agreement
        subsidiaries, and
        IBFs (from Schedule
        RC-E, part II).......                        RCFN 2200 14,435,503  13.b.
      (1) Noninterest
      bearing................   RCFN 6631    625,206                       13.b.(1)
      (2) Interest-bearing...   RCFN 6636 13,810,297                       13.b.(2)
 14. Federal funds purchased
      and securities sold
      under agreements to
      repurchase in domestic
      offices of the bank and
      of its Edge and
      Agreement subsidiaries,
      and in IBFs:
     a. Federal funds
        purchased............                        RCFD 0278  2,449,282  14.a.
     b. Securities sold under
        agreements to
        repurchase...........                        RCFD 0279    880,215  14.b.
 15. a. Demand notes issued
        to the U.S. Treasury.                        RCON 2840     93,942  15.a.
     b. Trading Liabilities..                        RCFD 3548  7,523,265  15.b.
 16. Other borrowed money:
     a. With original
        maturity of one year
        or less..............                        RCFD 2332  1,897,370  16.a.
     b. With original
        maturity of more than
        one year.............                        RCFD 2333    383,807  16.b.
 17. Mortgage indebtedness
      and obligations under
      capitalized leases.....                        RCFD 2910    280,522  17.
 18. Bank's liability on
      acceptance executed and
      outstanding............                        RCFD 2920    524,918  18.
 19. Subordinated notes and
      debentures.............                        RCFD 3200  1,225,000  19.
 20. Other liabilities (from
      Schedule RC-G).........                        RCFD 2930  1,444,364  20.
 21. Total liabilities (sum
      of items 13 through
      20)....................                        RCFD 2948 46,312,431  21.
 22. Limited-Life preferred
      stock and related
      surplus................                        RCFD 3282          0  22.
 EQUITY CAPITAL
 23. Perpetual preferred
      stock and related
      surplus................                        RCFD 3838          0  23.
 24. Common stock............                        RCFD 3230    200,858  24.
 25. Surplus (exclude all
      surplus related to
      preferred stock).......                        RCFD 3839  2,320,126  25.
 26. a. Undivided profits and
        capital reserves.....                        RCFD 3632    519,849  26.a.
     b. Net unrealized
        holding gains
        (losses) on
        available-for-sale
        securities...........                        RCFD 8434      7,315  26.b.
 27. Cumulative foreign
      currency translation
      adjustments............                        RCFD 3284        (83) 27.
 28. Total equity capital
      (sum of items 23
      through 27)............                        RCFD 3210  3,048,065  28.
 29. Total liabilities,
      limited-life preferred
      stock, and equity
      capital (sum of items
      21, 22, and 28)........                        RCFD 3300 49,360,496  29.

Memorandum
To be reported only with the March Report of Condition.           Number
1. Indicate in the box at the right the number of the
   statement below that best describes the most            RCFD 6724  N/A  M.1.
   comprehensive level of auditing work performed for
   the bank by independent external auditors as of any
   date during 1993......................................
1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2=Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3=Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4=Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5=Review of the bank's financial statements by external auditors
6=Compilation of the bank's financial statements by external auditors
7=Other audit procedures (excluding tax preparation work)
8=No external audit work
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.